   As filed with the Securities and Exchange Commission on September 29, 2005.

                                                     Registration No. 333-______
                  ____________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  ____________________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                  _____________________________________________

                        ACE MARKETING & PROMOTIONS, INC.
                        --------------------------------
               (Exact Name of Issuer as specified in its Charter)

         New York                                                 11-3427886
         --------                                                 ----------
(State of other Jurisdiction                                  (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                  457 Rockaway Avenue, Valley Stream, NY 11581
               (Address of Principal Executive Offices) (Zip Code)
                 _______________________________________________

         2005 Employee Benefit and Consulting Services Compensation Plan
                            (Full title of the Plans)
                 ______________________________________________

                     DEAN L. JULIA, Chief Executive Officer
                  457 Rockaway Avenue, Valley Stream, NY 11581

                                 (516) 256-7766
                               (516) 256-7805/fax
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                 ______________________________________________

                        Copies of all communications to:
                               Steven Morse, Esq.
                               Morse & Morse PLLC
                        1400 Old Country Road, Suite 302
                            Westbury, New York 11590

Pursuant to Rule 429, this Registration Statement constitutes a Post-Effective Amendment to the Registrant's Form S-8 Registration Statement, File No. 333-124185 which relates to 2,000,000 shares underlying the Registrant's 2005 Employee Benefit and Consulting Services Compensation Plan.


                                         CALCULATION OF REGISTRATION FEE

=========================== ======================= ================= =================== ===================
  Title of Each Class of                                Proposed       Proposed Maximum
     Securities to be                                   Maximum          Aggregate            Amount of
        Registered               Amount to be        Offering Price      Offering          Registration Fee
            (1)                   Registered         Per Share (3)        Price (3)              (3)
--------------------------- ----------------------- ----------------- ------------------- -------------------
Common Stock,               2,000,000 (1)(2)                $1.00     $    2,000,000        $ 235.40
Par Value $.001 Per Share
--------------------------- ----------------------- ----------------- ------------------- -------------------

Total                                                                 $    2,000,000        $ 235.40
--------------------------- ----------------------- ----------------- ------------------- -------------------

______________

         (1) Includes the 2005 Employment Benefit and Consulting Services Compensation Plan (the "Plan") which currently authorizes the direct issuance of shares of Common Stock, $.0001 par value, and the granting of shares or Stock Options to purchase an aggregate of 4,000,000 shares of Common Stock. In April 2005, a Form S-8 Registration Statement, File No. 333-124185 was filed with the Securities and Exchange Commission registering 2,000,000 shares underlying the 2005 Plan. Subsequently, the Board of Directors and Stockholders of the Registrant approved a 2,000,000 share increase in the 2005 Plan. This Registration Statement, which acts as a Post-Effective Amendment to File No. 333-124185, registers the additional 2,000,000 shares under the 2005 Plan for exercise and the resale of such shares by non-affiliated persons to the public as Selling Security Holders.

         (2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustments in the number of shares of Common Stock pursuant to the anti-dilution provisions of the Plan.

         (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933 based on no less than the average of the closing sales price of the Company's Common Stock on the OTC Electronic Bulletin Board on September 22, 2005.

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          Incorporated hereby by reference and made a part hereof is the Registrant's Registration Statement on Form 10-SB as amended (File no. 000-51160) (including, without limitation, the description of securities contained in Item 8 of Part I of the Form 10-SB/A) and filed under the Securities Exchange Act of 1934 (the "Exchange Act") and which became effective on April 11, 2005, registering the Registrant's Common Stock under Section 12(g) of the Exchange Act, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES

         Not applicable.

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the securities being registered by this Registration Statement is being passed upon by Morse & Morse PLLC, 1400 Old Country Road, Westbury, NY 11590, counsel to the Registrant.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The New York Business Corporation Law contains provisions permitting and, in some situations, requiring New York corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation. Our articles and bylaws contain provisions requiring our indemnification of our directors and officers and other persons acting in their corporate capacities.

         In addition, we may enter into agreements with our directors providing contractually for indemnification consistent with the articles and bylaws. Currently, we have no such agreements. The New York Business Corporation Law also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We intend to obtain limited insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors.

         As far as exculpation or indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable

Item 8. EXHIBITS

         The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.

Exhibit
Number            Description
------            -----------------
4.1               Form of Common Stock Certificate (1)
5.1               Opinion of Morse & Morse, PLLC (3)
23.1              Consent of Holtz Rubenstein Reminick LLP (3)
23.2              Consent of Morse & Morse PLLC (included in Exhibit 5.1)
99.1              2005 Employee Benefit and Consulting Services Compensation
                    Plan (1)
99.2              Amendment to 2005 Employee Benefit and Consulting Services
                    Compensation Plan (2)
________

(1) Incorporated by reference to the exhibits contained in Form S-8 Registration Statement, file No. 333-124185.

(2) Incorporated by reference to the Registrant's Exhibit 99.4 to its Form 10-QSB/A filed on August 15, 2005.

(3)      Filed herewith.

Item 9. UNDERTAKINGS

         A. To Update Annually

         The undersigned registrant hereby undertakes that it will (other than as provided in the proviso to item 512(a) of Regulation S-K) (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) include any additional or changed material information on the plan of distribution; (2) for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         B. Incorporation of Subsequent Securities Exchange Act of 1934 Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Indemnification of Officers and Directors

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Stream, State of New York on the 28th day of September, 2005.


                                      ACE MARKETING & PROMOTIONS, INC.

                                      By: /s/ Dean L. Julia
                                          --------------------------------------
                                          Dean L. Julia, Chief Executive Officer

Dated:  Valley Stream, New York
September 28, 2005

         Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signatures                               Title                                  Date
----------                               -----                                  ----

/s/ Dean Julia                  Chief Executive Officer, Secretary,        September 28, 2005
Dean L. Julia                   Treasurer, Director

/s/ Sean McDonnell              Chief Financial Officer                    September 28, 2005
Sean McDonnell

/s/ Michael D. Trepeta          President and Director                     September 28, 2005
Michael D. Trepeta

/s/ Scott Novack                Director                                   September 28, 2005
Scott Novack



Dean L. Julia, Michael D. Trepeta and Scott Novack represent all the current members of the Board of Directors.